PARTICIPATION AGREEMENT
Among
FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITYCOMPANY OF NEW YORK,
PIMCO VARIABLE INSURANCE TRUST,
and
PIMCO ADVISORS DISTRIBUTORS LLC
THIS AGREEMENT, dated as of the 1st day of May, 2003, by and among First Security Benefit Life Insurance and Annuity Company of New York, (the “Company”), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”), PIMCO Variable Insurance Trust (the “Fund”), a Delaware business trust, and PIMCO Advisors Distributors LLC (the “Underwriter”), a Delaware limited liability company.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (“Participating Insurance Companies”);
WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”);
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”);
WHEREAS, Pacific Investment Management Company (the “Adviser”), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;
WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:
ARTICLE I.  Sale of Fund Shares
1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter.  Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule A to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.
1.2. The Fund shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3. Purchase and Redemption Procedures
(a)	The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b)
The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares.  Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account).  If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)
Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash (as limited in accordance with Rule 18f-1 under the 1940 Act) and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.  The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d)
Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

1.4. The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus.  Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company.
1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date.  The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6. Issuance and transfer of Fund shares shall be by book entry only.  Stock certificates will not be issued to the Company or the Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on a similar basis as other funding vehicles available under the Contracts.  The Company’s obligation under this provision shall be fully discharged so long as sales literature describing all of the investment options available under the Contracts mentions the Designated Portfolios as being available and quarterly performance information about the Designated Portfolios is made available on the same basis as the Contract’s other investment options..
(b)
The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s distributor or investment adviser.
(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.
1.8. The Underwriter and the Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that communicate to the Underwriter and the Fund that they qualify to purchase shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h).  The Underwriter and the Fund shall not sell Fund shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales, to the extent required.  The Company hereby represents and warrants that it and the Account are Qualified Persons.  The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.
1.9. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.
1.10 In accordance with the Fund’s procedures as in effect from time to time, in the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Fund shall immediately notify the Company as soon as possible after discovery of the error.  Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement.  A pricing error shall be corrected as follows:  (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Fund shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Fund shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts.  If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated Portfolio(s) attributable to the accounts of the Contract owners will be adjusted and the amount of any underpayments shall be credited by the Fund to the Company for crediting of such amounts to the applicable Contract owners accounts.  Upon notification by the Fund of any overpayment due to a material error, the Company shall promptly remit to the Fund any overpayment that has not been paid to Contract owners; however, the Fund acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account.  In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts.  A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.
The standards set forth in this Section 1.10 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement.  In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.
ARTICLE II.  Representations and Warranties
2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with any state insurance suitability requirements that may be deemed to be applicable to the sale.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.  The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.
2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.
2.3. The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act.  Prior to financing distribution expenses pursuant to Rule 12b-1, the Fund will have the Board, a majority of whom are not interested persons of the Fund, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.
2.4. The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws of the various states.
2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.
2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.  The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.
2.7. The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.8. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.  The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III.  Prospectuses and Proxy Statements; Voting
3.1. The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request.  The Fund shall bear the expense of printing copies of the Fund’s current prospectus for the Contracts that will be distributed to existing Contract owners who have allocated Contract value to a Designated Portfolio, and the Company shall bear the expense of printing copies of the Fund’s prospectus that are used in connection with offering the Contracts issued by the Company.  If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus in electronic format at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document. The expenses of such printing shall be apportioned between (a) the Company and (b) the Fund or its designee in proportion to the number of pages of the Contract and Designated Portfolios’ prospectuses, with the Fund or its designee to contribute a maximum of $5,000 annually in aggregate towards the expenses of printing such a combined document to existing Contract owners who have allocated Contract value to a Designated Portfolio.  Any additional expenses shall be borne by the Company.  Additionally, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers.  .
3.2. The Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.
3.3. The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.
3.4. The Fund will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.
3.5. The Company shall:
(i)	solicit voting instructions from Contract owners;
(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.  The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners, to the extent The Company reserves the right to vote Fund shares held in its general account in its own right to the extent permitted by applicable laws.
3.6  Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.
ARTICLE IV.  Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named.  No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.
4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the

Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.
4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities.  The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.
4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.  The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
4.8. For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund:  advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.
ARTICLE V.  Fees and Expenses
5.1. The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund or Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter.  Currently, no such payments are contemplated.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.  The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.  The Fund or its designee shall bear the expense of distributing Fund proxy material to Contract owners as well as the expenses of tabulating the votes of Contract owners voting Fund shares at Fund shareholder meetings.
5.3. The Company shall bear the expenses of distributing the Fund’s prospectus to owners of Contracts issued by the Company and of distributing the Fund’s annual and semi annual reports to such Contract owners.
ARTICLE VI.  Diversification and Qualification
6.1. The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions).  Without limiting the scope of the foregoing, each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
6.2. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.  The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.
ARTICLE VII.  Potential Conflicts
 The following provisions shall apply only upon issuance of the Mixed and Shared Funding Order and the sale of shares of the Fund to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.
7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2. The Company will report any potential or existing conflicts of which it is aware to the Board.  The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:  (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.  In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII.  Indemnification
8.1. Indemnification By the Company
8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)
arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)
arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(vi)	as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.2. Indemnification by the Underwriter
8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund, the Underwriter or persons under their control) or wrongful conduct of the Fund or Underwriter or persons under their authorization or control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or
(iv)
arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the  requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification By the Fund
8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:
(i)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the  requirements specified in Article VI of this Agreement); or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.
8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.
8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.  If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.
ARTICLE X. Termination
10.1. This Agreement shall continue in full force and effect until the first to occur of:
(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or
(b)
termination by the Company by written notice to the Fund and the Underwriter based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund’s shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(g)	termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof; or
(h)
termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(k)	termination by any party in the event that the Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII.
10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Underwriter requests that the Company seek, or unless the Company determines for itself to seek, an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. In the event that the Underwriter requests that the Company seek an order, the Underwriter agrees to pay the cost of seeking and implementing such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request.  In the event that it is the Company which has determined to seek an order (i.e. it has not been requested by the Underwriter) then the costs of seeking and implementing such order will be borne by the Company.  Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any election to seek an order under Section 26(b) by the Underwriter, or the Company, as applicable.).  The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.  The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(g) of this Agreement.

10.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) upon 45 days prior written notice to the Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract.  Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.
10.4. Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.
ARTICLE XI.  Notices
 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

 If to the Fund:
PIMCO  Variable Insurance Trust
840 Newport Center Drive, Suite 300
Newport Beach, CA 92660

 If to the Company:
First Security Benefit Life Insurance
And Annuity Company of New York
Attention:  General Counsel
One Security Benefit Place
Topeka, Kansas 66636-0001

 If to Underwriter
PIMCO Advisors Distributors LLC
2187 Atlantic Street
Stamford, CT 06902

ARTICLE XII.  Miscellaneous
12.1. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund.  The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.
12.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Underwriter shall treat as confidential the names and addresses of the owners of the Contracts and other information about the owners of the Contracts provided by the Company.  Each person shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.
12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the New York variable annuity laws and regulations and any other applicable law or regulations.
12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK:

By its authorized officer
By: /s/ Kalman Bakk, Jr.
Name: Kalman Bakk, Jr.
Title:  Vice President
Date: 5/20/03

PIMCO VARIABLE INSURANCE TRUST
By its authorized officer
By: /s/ Jeffrey M. Sargent
Name: Jeffrey M. Sargent
Title: Senior Vice President
Date: May 5, 2003
PIMCO ADVISORS DISTRIBUTORS LLC
By its authorized officer
By: /s/ Newton Schott
Name: Newton Schott
Title: Managing Director
Date: May 8, 2003

Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
Variable Annuity Account A January 22, 1996	AdvisorDesigns Variable Annuity	PIMCO Total Return Portfolio PIMCO Real Return Portfolio
Variable Annuity Account B January 22, 1996	SecureDesigns Variable Annuity	PIMCO All Asset Portfolio PIMCO Low Duration Portfolio PIMCO Real Return Portfolio

AMENDMENT NUMBER 1 TO PARTICIPATION AGREEMENT

WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), Pimco Variable Insurance Trust (the “Fund”) and PA  Distributors LLC (formerly PIMCO Advisors Distributors LLC) (the “Underwriter”) are parties to a Participation Agreement dated May 1, 2003 (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A below; and

SCHEDULE A
Account(s)	Contract(s)	Designated Portfolio(s)
Variable Account A (January 22, 1996)	AdvisorDesigns Variable Annuity	PIMCO Total Return Portfolio – Administrative Class PIMCO Real Return Portfolio – Administrative Class
Variable Account B (January 22, 1996)	AdvanceDesigns Variable Annuity and SecureDesigns Variable Annuity	PIMCO All Asset Portfolio – Administrative Class PIMCO Low Duration Portfolio – Administrative Class PIMCO Real Return Portfolio – Administrative Class

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE,  the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A above.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective October 20, 2004.
FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK	PIMCO VARIABLE INSURANCE TRUST
By: /s/ Kalman Bakk, Jr.	By: /s/ Jeff Sargent
Name: Kalman Bakk, Jr.	Name: Jeff Sargent
Title: Vice President and Chief Marketing Officer	Title: Senior Vice President

PA DISTRIBUTORS LLC
By: /s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr.
Title: Managing Director/CEO

AMENDMENT NUMBER 2 TO PARTICIPATION AGREEMENT

WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), Pimco Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (formerly PA Distributors LLC) (the “Underwriter”) are parties to a Participation Agreement dated May 1, 2003 (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE,  the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A above.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective August 31, 2005.
FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK	PIMCO VARIABLE INSURANCE TRUST
By: /s/ Kalman Bakk, Jr.	By: /s/ Jeff Sargent
Name: Kalman Bakk, Jr.	Name: Jeff Sargent
Title: Vice President and Chief Marketing Officer	Title: Senior Vice President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By: /s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr.
Title: Managing Director and CEO

SCHEDULE A

Account(s)	Contract(s)	Designated Portfolio(s)
Variable Account A (January 22, 1996)	AdvisorDesigns Variable Annuity	PIMCO Total Return Portfolio – Administrative Class PIMCO Real Return Portfolio – Administrative Class
Variable Account B (January 22, 1996)	AdvanceDesigns Variable Annuity and SecureDesigns Variable Annuity
PIMCO All Asset Portfolio – Administrative Class
PIMCO Low Duration Portfolio – Administrative Class
PIMCO Real Return Portfolio – Administrative Class
PIMCO CommodityRealReturn Strategy Portfolio – Administrative Class
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Class

CUSIP NUMBERS:
PIMCO All Asset Portfolio, CUSIP # 693394652
PIMCO Low Duration Portfolio, CUSIP #693394306
PIMCO Real Return Portfolio, CUSIP #693394819
PIMCO Total Return Portfolio, CUSIP #693394405
PIMCO CommodityRealReturn Strategy Portfolio, CUSIP #693394595
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged), CUSIP #693394702

AMENDMENT NUMBER 3
TO PARTICIPATION AGREEMENT
Among
FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK,

PIMCO VARIABLE INSURANCE TRUST,
and
ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors, LLC (the “Underwriter”) are parties to a Participation Agreement dated May 1, 2003, as amended (the “Agreement”); and
WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and
WHEREAS, the parties wish to change the use of the terms “Account,” “Contract,” and “Designated Portfolios” in such a way that the Accounts, Contracts and Designated Portfolios need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A; and
WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and
WHEREAS, all other terms of the Agreement shall remain in full force and effect;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:
1.    The first paragraph of the Agreement is hereby deleted and replaced with the following:
THIS AGREEMENT, dated as of the 1st day of May, 2003 (as subsequently amended), by and among First Security Benefit Life Insurance and Annuity Company of New York, (the “Company”), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each account hereinafter referred to as the (“Account”), PIMCO Variable Insurance Trust (the “Fund”), a Delaware statutory trust, and Allianz Global Investors Distributors LLC (formerly known as PIMCO Advisors Distributors LLC) (the “Underwriter”), a Delaware limited liability company.  An Account will become subject to the terms of this Agreement as of the date such Account first invests in a Portfolio of the Fund.
2.  The sixth recital clause of the Agreement is hereby deleted and replace with the following:

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”);
3.  The seventh recital clause of the Agreement is hereby deleted and replaced with the following
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company; to set aside and invest assets attributable to the aforesaid Contracts;
4.  The ninth recital clause of the Agreement is hereby deleted and replaced with the following:
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the various Portfolios of the Fund on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;
5.  It is agreed that Company, on behalf of an Account, has access under this Agreement to all Portfolios of the Fund and all share classes thereof (including Portfolios and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Portfolios or the share classes on Schedule A.  It is further agreed that a Portfolio of the Fund shall become a “Designated Portfolio” hereunder as of the date an Account of the Company first invests in such Portfolio.  Notwithstanding the fact that Accounts, Contracts and Designated Portfolios need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.
6.  In order to reflect the intent of this Amendment regarding Schedule A, Section 1.1 of the Agreement is deleted and replaced with the following:
1.1  The Fund has granted to the Underwriter exclusive authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of the Designated Portfolios.  Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, the shares of any Designated Portfolio as requested by the Company, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) a Fund series (other than a Fund series that constitutes a Designated Portfolio as of October 13, 2006) in existence now or that may be established in the future may be made available to the Company on terms different than those set forth herein as the Underwriter may so provide in writing to the Company, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.
7. Delete Section 5.1 and replace with the following:
Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement.  Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

8.	In order to reflect the intent of this Amendment regarding Schedule A, Section 12.1 of the Agreement is deleted and replaced with the following:
12.1 All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund.  The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund
9.  The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 4 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.
FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
By its authorized officer
By: /s/ Thomas A. Swank
Name: Thomas A. Swank
Title: VP, CFO, and Treasurer
Date: 10/13/2006

PIMCO VARIABLE INSURANCE TRUST
By its authorized officer
By: /s/ Jeffrey M. Sargent
Name: Jeffrey M. Sargent
Title: Senior Vice President
Date: 10/20/2006
ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By its authorized officer
By: /s/ Jim Patrick
Name: James Patrick
Title: Managing Director
Date: 11-10-06

Schedule A
Accounts - All Accounts of the Company, including, without limitation:
Separate Account A
Separate Account B

Contracts - All Contracts of the Company, including without limitation:

AdvisorDesigns Variable Annuity
AdvanceDesigns Variable Annuity
SecureDesigns Variable Annuity
EliteDesigns Variable Annuity

Designated Portfolios - All Portfolios of the Fund, including without limitation:
All Asset All Authority Portfolio
All Asset Portfolio
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
Short-Term Portfolio
StocksPLUS® Growth & Income Portfolio
StocksPLUS® Total Return Portfolio
Total Return Portfolio

Total Return Portfolio II

Additionally, the “Designated Portfolios” will include any Portfolio of the Fund created subsequent to the date hereof.
Share Classes: - All Share Classes of the Fund*, including without limitation:
Administrative Class
Advisor Class
M Class
* Certain Share Classes are not available in certain Portfolios of the Fund.
Additionally, a permitted share classes of a Designated Portfolio will include any share class created subsequent to the date hereof.
Date:  October 13, 2006

Amendment Number 4 to Participation Agreement

This Amendment Number 4 to that certain Participation Agreement (“Agreement”), dated May 1, 2003 by and among Pimco Variable Insurance Trust (the “Fund”),  Allianz Global Investors Distributors LLC (“AGID”) and First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), as novated from AGID to PIMCO Investments LLC (the “Underwriter”) as of even date herewith is effective as of May 1, 2011 (the “Effective Date”).

WHEREAS, the Company, pursuant to the Agreement, purchases shares of Portfolios of the Fund on behalf of the Company’s Accounts to fund certain Contracts issued by the Company; and

WHEREAS, the Fund, the Underwriter, and the Company (each a “Party” and, together, the “Parties”) seek to enter into this Amendment in order to permit the Parties to deliver the Fund’s Summary Prospectuses pursuant to the requirements of Rule 498 (“Rule 498”) as promulgated under the Securities Act of 1933;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties agree as follows:

1.
Capitalized terms used herein but not defined shall have their respective meanings set forth in the Agreement.  For purposes of this Amendment, the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meanings as set forth in Rule 498.

2.	The Agreement is amended to provide as follows:

a.
The Fund represents, warrants and covenants that the availability of the Fund’s Statutory Prospectuses and certain other Fund documents will comply with all applicable requirements of Rule 498, including, in particular, paragraph (e).

b.
(i) The Fund shall be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owners’ requests for additional Fund documents made directly to the Fund.
(ii) The Company shall be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owners’ requests for additional Fund documents made directly to the Company.  In connection with the Company’s obligation to deliver the documents pursuant to a request made directly to it, the Company shall obtain all such documents from the website maintained by Fund and/or the Underwriter for purposes of complying with Rule 498(e), and shall not alter, in any way, such documents.

c.
The Company represents and warrants that any bundling and delivery of Summary Prospectuses and Statutory Prospectuses will be compliant with Rule 498(c) and the greater prominence requirements of 498(f)(2).

3.	The Parties agree that all other provisions of the Agreement, including the indemnification provisions, will apply to the terms of this Amendment as applicable.

4.	The parties agree that the Company is not required to use or distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of May 1, 2011 and effective as of May 1, 2011.

PIMCO VARIABLE INSURANCE TRUST (Fund)

By: /s/ Henrik P. Larsen

Henrik P. Larsen

Its:  Vice President

PIMCO INVESTMENTS LLC (Underwriter)

By:  /s/ Gregory A. Bishop

Gregory A. Bishop

Its:   Head of Business Management

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK (COMPANY)

By: /s/ Douglas G. Wolff

Douglas G. Wolff

Its:   Vice President

Project Document ID:  (3)

NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT

THIS NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT made this 18th day of May 2011 (the “Effective Date”), by and among Allianz Global Investors Distributors LLC (“AGID”), PIMCO Investments LLC (“PI”), PIMCO Variable Insurance Trust (the “Fund”) and First Security Benefit Life Insurance and Annuity Company of New York (the “Company”).
WHEREAS, AGID has served as the principal underwriter for the Fund and its several series of shares (each a “Portfolio”) pursuant to a Distribution Contract with the Fund;
WHEREAS, AGID (or its predecessor), the Fund and the Company have entered into a Participation Agreement dated May 1, 2003, as amended (or amended and restated) through the date hereof (the “Participation Agreement”), pursuant to which AGID has made available for purchase by the Company, on behalf of segregated asset accounts of the Company, shares of the Portfolios and performs various other functions;
WHEREAS, as of February 14, 2011, PI replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that took effect immediately following the termination of the existing Distribution Contract between AGID and the Fund; and
WHEREAS, the Company, the Fund, AGID and PI desire that PI be substituted for AGID as a party for all purposes under the Participation Agreement effective as of the Effective Date pursuant to a novation by AGID to PI as specified herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, AGID and PI hereby agree as follows:
I.  Novation.  Subject to the terms and conditions contained herein, (i) AGID hereby irrevocably novates and transfers to PI all of AGID’s rights, title and interests and duties, liabilities and obligations under the Participation Agreement so as to substitute PI for AGID as a party to the Participation Agreement for all purposes as of the Effective Date (the “Novation”), (ii) PI hereby irrevocably accepts such rights, title and interests and assumes such duties, liabilities and obligations from AGID under the Participation Agreement as of the Effective Date and releases AGID from all such duties, liabilities and obligations thereunder which would otherwise be required or occur on and after the Effective Date, (iii) the Company and the Fund hereby consent to such Novation for all purposes, and (iv) the Company and the Fund hereby irrevocably release AGID from all of its duties, liabilities and obligations under the Participation Agreement which would otherwise be required or occur on and after the Effective Date.  Pursuant to the Novation, on and after the Effective Date, PI agrees to duly perform and discharge all liabilities and obligations arising out of or related to the Participation Agreement from time to time to be performed or discharged by it by virtue of this instrument in all respects as if PI was (and had at all times been) named therein as a party instead of AGID.
II.  Representations and Warranties.  PI hereby makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID under the Participation Agreement (assuming PI is the party thereto in place of AGID) as of the Effective Date and represents and warrants that the same will continue in full force and effect on and after the Effective Date until further notice by PI to the Company and the Fund.
III.  Effective Date and Term.  The Novation shall become effective as of the Effective Date and shall extend until the Participation Agreement is thereafter terminated in accordance with its terms.
IV.  Amendments.  (i)  The parties agree that all references in the Agreement to “Allianz Global Investors Distributors LLC” or the name of its predecessors shall be changed to “PIMCO Investments LLC” as of the Effective Date.  Any notice to be provided to PI under the Participation Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Participation Agreement are hereby revised accordingly:
PIMCO Investments LLC
1345 Avenue of the Americas

1

Project Document ID:  (3)

New York, New York 10105
Attention: Chief Legal Officer
Telephone:  (212) 739-3000
Facsimile:  (212) 739-3926
E-mail: IntermediaryAgtReviewTeam@pimco.com
Any notice to be provided to the Company under the Participation Agreement or any other agreement entered into between the Company and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

(ii) Without limiting the scope of any privacy-related or similar agreement or term in the Participation Agreement, each of the Company, the Fund, AGID and PI hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information (“Applicable Laws”), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws, and the Participation Agreement is hereby amended to include this provision (as applicable to PI on and after the Effective Date).

V.  Counterparts.  This Novation of and Amendment to Participation Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.
2

Project Document ID:  (3)

IN WITNESS WHEREOF, the undersigned has caused this Novation of and Amendment to Participation Agreement to be executed as of the date first above written.
PIMCO VARIABLE INSURANCE TRUST

/s/ HENRIK P. LARSEN
By: Henrik P. Larsen
Title: Vice President

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

/s/ ROBERT ROKOSE
By: Robert Rokose
Title:  Managing Director

PIMCO INVESTMENTS LLC

/s/ GREGORY A. BISHOP
By: Gregory A. Bishop
Title: Head of Business Management

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

/s/ DOUGLAS G. WOLFF
By:  Douglass G. Wolff
Title:  Vice President

Address and Related Information for Notices to Company:
[To be completed by Company]

Address:    One Security Benefit Place
                          Topeka, KS  66636-0001

3

May 24, 2011

Dear Valued Client:

As per our agreement, we are hereby providing you with new contact information for PIMCO Investments LLC, the principal underwriter for the PIMCO Funds, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO Equity Series VIT and PIMCO ETF Trust.

Beginning on June 27, 2011, please direct all notices for legal agreement purposes and all other correspondence for PIMCO Investments LLC to the following address:

New Address

PIMCO Investments LLC
1633 Broadway
New York, NY 10019

We thank you for your assistance with this transit ion . Please contact Robert Dillon at (212) 739‑3037 or send an email to IntermediaryAgtReviewTeam@pimco.com with any questions.

Sincerely,

/s/ JONATHAN D. SHORT

Jonathan D. Short
Chairman, PIMCO Investments LLC